Exhibit 4.5
QUICKSILVER RESOURCES INC.,
THE SUBSIDIARY GUARANTORS PARTIES HERETO
AND
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as TRUSTEE

SECOND SUPPLEMENTAL INDENTURE
Dated as of July 31, 2006

               This SECOND SUPPLEMENTAL INDENTURE, dated as of July 31, 2006 (this “Supplemental Indenture”), among Cowtown Gas Processing Partners L.P., a Texas limited partnership (the “First Guaranteeing Subsidiary”) and a subsidiary of Quicksilver Resources Inc., a Delaware corporation (the “Company”), Cowtown Pipeline Partners L.P., a Texas limited partnership (the “Second Guaranteeing Subsidiary” and, together with the First Guaranteeing Subsidiary, the “Guaranteeing Subsidiaries”) and a subsidiary of the Company, the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and JPMorgan Chase Bank, National Association, as Trustee.
W I T N E S S E T H
               WHEREAS, the Company and the Trustee entered into an Indenture (the “Original Indenture”), dated as of December 22, 2005, as supplemented by a First Supplemental Indenture, dated as of March 16, 2006, among the Company, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), pursuant to which the Company has issued $350,000,000 of aggregate principal amount of 7 1/8% Senior Subordinated Notes due 2016 (the “Notes”); and
               WHEREAS, Section 6.01(b) of the First Supplemental Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantees with respect to the Notes, without the consent of the Holders of the Notes; and
               WHEREAS, Section 3.11 of the First Supplemental Indenture provides that the Company may not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor (other than to another Subsidiary Guarantor) unless, among other things, the Person to which such assets are transferred will expressly assume, by supplemental indenture, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and
               WHEREAS, Cowtown Gas Processing L.P., a Texas limited partnership and a Subsidiary Guarantor (the “First Transferring Guarantor Subsidiary”), has transferred all or substantially all of its assets to the First Guaranteeing Subsidiary, a Special Entity; and
               WHEREAS, Cowtown Pipeline L.P., a Texas limited partnership and a Subsidiary Guarantor (the “Second Transferring Guarantor Subsidiary”), has transferred all or substantially all of its assets to the Second Guaranteeing Subsidiary, a Special Entity; and
               WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, the Subsidiary Guarantors, the Guaranteeing Subsidiaries and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Guaranteeing Subsidiaries, the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
               NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the Guaranteeing Subsidiaries, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE 1
               Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
               Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Guaranteeing Subsidiaries, the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2
               Section 2.01. The First Guaranteeing Subsidiary hereby assumes all the obligations of the First Transferring Guarantor Subsidiary under its Subsidiary Guarantee, and the Second Guaranteeing Subsidiary hereby assumes all the obligations of the Second Transferring Guarantor Subsidiary under its Subsidiary Guarantee. The obligations so assumed by each of the Guaranteeing Subsidiaries shall be deemed for any and all purposes of the First Supplemental Indenture to constitute a Subsidiary Guarantee of such Guaranteeing Subsidiary, and each of the Guaranteeing Subsidiaries hereby agrees to be bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, on a joint and several basis with each other and the Subsidiary Guarantors parties hereto and thereto, with the same force and effect as if originally named as a Subsidiary Guarantor therein and as if such party executed the Indenture on the date thereof.
ARTICLE 3
               Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
               Section 3.02. All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.
               Section 3.03. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
               Section 3.04. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
               Section 3.05. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
               Section 3.06. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Indenture.
               Section 3.07. The recitals hereto are statements only of the Company, the Subsidiary Guarantors and the Guaranteeing Subsidiaries and shall not be considered statements of or attributable to the Trustee.

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COWTOWN GAS PROCESSING PARTNERS L.P.,
as Subsidiary Guarantor

By:	COWTOWN GAS PROCESSING L.P.,
its general partner

	By:	COWTOWN PIPELINE MANAGEMENT, INC.,
its general partner

		By:	/s/ John C. Cirone

			Name:	John C. Cirone
			Title:	Senior Vice President

COWTOWN PIPELINE PARTNERS L.P.,
as Subsidiary Guarantor

By:	COWTOWN PIPELINE, L.P.,
its general partner

	By:	COWTOWN PIPELINE MANAGEMENT, INC.,
its general partner

		By:	/s/ John C. Cirone

			Name:	John C. Cirone
			Title:	Senior Vice President

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone

	Name:	John C. Cirone
	Title:	Senior Vice President

MERCURY MICHIGAN, INC.,
as Subsidiary Guarantor

By:	/s/ John C. Cirone

	Name:	John C. Cirone
	Title:	Senior Vice President

TERRA ENERGY LTD.,
as Subsidiary Guarantor

By:	/s/ John C. Cirone

	Name:	John C. Cirone
	Title:	Senior Vice President

GTG PIPELINE CORPORATION,
as Subsidiary Guarantor

By:	/s/ John C. Cirone

	Name:	John C. Cirone
	Title:	Senior Vice President

COWTOWN PIPELINE FUNDING, INC.,
as Subsidiary Guarantor

By:	/s/ John C. Cirone

	Name:	John C. Cirone
	Title:	Senior Vice President

COWTOWN PIPELINE MANAGEMENT, INC.,
as Subsidiary Guarantor

By:	/s/ John C. Cirone

	Name:	John C. Cirone
	Title:	Senior Vice President

TERRA PIPELINE COMPANY,
as Subsidiary Guarantor

By:	/s/ John C. Cirone

	Name:	John C. Cirone
	Title:	Senior Vice President

BEAVER CREEK PIPELINE, L.L.C.,
as Subsidiary Guarantor

By:	/s/ John C. Cirone

	Name:	John C. Cirone
	Title:	Senior Vice President

COWTOWN PIPELINE L.P.,
as Subsidiary Guarantor

By:	COWTOWN PIPELINE MANAGEMENT, INC.,
its general partner

	By:	/s/ John C. Cirone

		Name:	John C. Cirone
		Title:	Senior Vice President

COWTOWN GAS PROCESSING L.P.,
as Subsidiary Guarantor

By:	COWTOWN PIPELINE MANAGEMENT, INC.,
its general partner

	By:	/s/ John C. Cirone

		Name:	John C. Cirone
		Title:	Senior Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Mauri J. Cowen

	Name:	Mauri J. Cowen
	Title:	Vice President and Trust Officer

5